Exhibit 10.34

DATE:	March 8, 2010

PARTIES:	Rockwell Medical Technologies, Inc. (the “Company”)
30142 Wixom Road
Wixom, MI 48393 USA

RJ Aubrey IR Services LLC (the “Advisor”)
PO Box 2801
Glen Ellyn, IL 60138-2801

RECITALS:
WHEREAS, the Company wishes to engage the Advisor to perform certain investor relations services.
WHEREAS, the Advisor declares that Advisor is engaged in an independent business or employed by a party other than the Company and that the Company is not the Advisor’s sole and only client, customer or employer.
WHEREAS, the parties hereto wish to enter into this Agreement for their mutual benefit, and further wish to set forth the terms of such association herein.
AGREEMENTS:
NOW, THEREFORE, in consideration of the foregoing representations and the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Company and the Advisor agree as follows:
1.	Services to be Performed. The Company hereby engages the Advisor to advise and perform services for the Company consisting of investor relationship development for the Company, liaison to the equity investment community and investor relations support services as requested by the Company from time to time, including without limitation, message development, PR coordination and website development and oversight, provision of investment statistical information, investor monitoring and communications with the investment community, including but not limited to retail investors, stock brokers, analysts, money managers, institutional investors, mutual funds, broker-dealers, wire-houses, newspapers, television, and trade publications. The Company and Advisor acknowledge that: (a) Advisor (through its employee, Ronald J. Aubrey) is anticipated to devote substantive amounts of time and effort to investor relations and related support services; (b) The scope of work hereunder does not include tax, legal, regulatory, accounting or other technical advice; and (c) the Advisor is being retained solely for the Company’s benefit and not for any third party, including the Company’s shareholders.

2.	Fees, Terms of Payment and Warrant. The Company agrees as compensation to (a) pay Advisor a monthly fee of $5,500 in cash or Company check commencing January 1, 2010, and (b) issue to the Advisor 20,000 cashless Common Stock Purchase Warrants (“Warrants”), for services rendered in 2010 and commencing January 1, 2010. The terms and conditions of the Warrants will be set forth in a separate agreement containing the terms and conditions set forth in this paragraph and such other terms and conditions as are mutually acceptable to the Company and the Advisor. The Warrants will become earned as follows: (w) 5,000 Warrants upon execution of this Agreement, (x) 5,000 additional Warrants on April 1, 2010, (y) 5,000 additional Warrants on July 1, 2010, and (z) the remaining 5,000 Warrants on October 1, 2010. The Warrants, once earned, will become exercisable on March 8, 2011 and will have an exercise price of $6.14 per share, the closing bid price on March 8, 2010. The Warrants, once earned, will expire at the close of business on March 8, 2013. If this Agreement is terminated (A) by the Company due to a material breach of this Agreement by Advisor or (B) by Advisor, any unearned Warrants at the time of such termination will expire and not become exercisable. A “material breach” would be either (1) a failure to perform, in a commercially reasonable manner, the services required under paragraph 1 of this Agreement; or (2) a breach of any of the representations in paragraph 5 of this Agreement. Once exercisable, Warrants may be exercised in whole or in part at any time until their expiration by the submission of an exercise notice in the form to be attached as an exhibit to the Warrant agreement and payment as provided therein. Determination of compliance with Federal and State securities laws will be at the sole discretion of the Company. To the extent the shares issuable upon exercise are not registered prior to issuance, they will bear a legend restricting transfer. The Warrants will not be transferable, other than to an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Advisor (so long as such affiliate is an “accredited investor” as defined below and agrees to be bound by the terms and provisions of this Agreement and the Warrant agreement as if, and to the fullest extent as, the Advisor, and will bear a legend to that effect). The Company reasonably believes that all information it provides to Advisor is accurate and complete in all material respects. Company acknowledges that Advisor shall be entitled to rely on all such information and materials.
3.	Instrumentalities. The Advisor shall supply all equipment, tools, materials and supplies to accomplish the designated jobs or services set forth in Paragraph 1, except if approved by the Company.

4.	Expenses. The Company shall not be responsible or liable for any expenses incurred by the Advisor in performing any jobs or services under this Agreement, except accountable out-of-pocket expenses of Advisor related to the engagement and approved by the Company.

5.	The Advisor’s Status. This Agreement is not intended to, does not constitute and shall not be construed as a hiring by either party. The parties hereto are and shall remain independent contractors. The Advisor retains the sole and exclusive right to control or direct the manner or means by which the jobs or services described herein are to be performed. The Company retains only the right to control the results to insure their conformity with that specified herein.

The Advisor shall comply with all federal, state and local laws, and rules and regulations that are now or may in the future become applicable to the Advisor, its business, equipment and personnel engaged in accomplishing the jobs or services provided under this Agreement or arising out of the performance of this Agreement.

Advisor represents that Advisor is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 and was not organized for the purpose of acquiring the Warrants or the underlying shares. Advisor’s financial condition is such that Advisor is able to bear the risk of holding the Warrants and the shares underlying the Warrants for an indefinite period of time. Advisor has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of Advisor’s investment in the Company and has so evaluated the risks and merits of such investment. Advisor understands that an investment in the Warrants and the shares underlying the Warrants involves a significant degree of risk, including a risk of total loss of Advisor’s investment, and understands the risk factors included, or that may be included in the future, in the Company’s periodic reports filed from time to time with the Securities and Exchange Commission. Advisor is acquiring the Warrants and the shares underlying the Warrants for Advisor’s own account for investment and not for resale or with a view to distribution thereof in violation of the Securities Act of 1933.

6.	Payroll or Employment Taxes. The Advisor will not be treated as an employee for federal, state or local tax purposes or for any other purpose. No payroll or employment taxes of any kind shall be withheld or paid with respect to payments to the Advisor, including but not limited to FICA, FUTA, federal personal income tax, state personal income tax, state disability insurance tax, and state unemployment insurance tax. The Advisor agrees that Advisor is responsible for making all filings with and payments to the Internal Revenue Service and state and local taxing authorities as are appropriate.

7.	Workers’ Compensation, Unemployment Compensation, Benefits. No workers’ compensation insurance has been or will be obtained by the Company for the Advisor. The Advisor understands that Advisor is not entitled to unemployment compensation benefits or any other benefits normally afforded to any employee of the Company.

8.	Termination. This Agreement will terminate on December 31, 2010 and may be terminated prior to that date by either party upon 30 days written notice in advance of termination. Following termination, neither party shall have any continuing liability or obligations hereunder.

9.	Law Governing Contract. This Agreement and all questions arising in connection with it shall be governed by the laws of the State of Michigan.

10.	Entire Agreement. This Agreement states the entire Agreement of the parties, and merges all prior negotiations, agreements and understandings, if any, except for any confidentiality agreements between the parties. No modification, release, discharge or waiver of any provision hereof shall be of any force or effect unless made in writing and signed by the parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their representative laws, personal representatives, successors and assigns, provided that neither party may assign the Agreement without the other party’s prior written consent.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date stated on the first page of this Agreement.

“COMPANY” Rockwell Medical Technologies, Inc.
By:	/s/ Robert L. Chioini
Robert L. Chioini
Its: Chairman/CEO/President

ADVISOR RJ AUBREY IR SERVICES LLC
By:	/s/ Ronald J. Aubrey
Ronald J. Aubrey
Its: President

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